Exhibit 99.1

SolarWinds Announces Third Quarter 2012 Results

AUSTIN, Texas – October 25, 2012 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2012.

•	Commercial new license sales grew 39% year-over-year, an acceleration of growth from the second quarter.

•	Record total revenue for the third quarter of $71.7 million, representing 33% year-over-year growth.

•	Record license revenue for the third quarter of $34.0 million, representing 33% year-over-year growth.

•	GAAP operating income of $31.5 million and non-GAAP operating income of $39.6 million, or a non-GAAP operating margin for the third quarter of 55%.

•	GAAP diluted earnings per share of $0.29 and non-GAAP diluted earnings per share of $0.37.

Financial Results

SolarWinds reported record total revenue for the third quarter of 2012 of $71.7 million, a 33% increase over total revenue for the third quarter of 2011. License revenue was a record $34.0 million for the third quarter of 2012 also representing a 33% increase over license revenue for the third quarter of 2011. Maintenance revenue was a record $37.7 million for the third quarter of 2012, representing a 33% increase over maintenance revenue for the third quarter of 2011.

On a GAAP basis, diluted earnings per share were $0.29 for the third quarter of 2012 compared to $0.28 for the third quarter of 2011. Non-GAAP diluted earnings per share were $0.37 for the third quarter of 2012 compared to $0.31 for the third quarter of 2011.

Net cash provided by operating activities was $35.0 million for the third quarter of 2012 compared to $32.5 million for the third quarter of 2011, representing a year-over-year increase of 8%. Free cash flow was $37.2 million for the third quarter of 2012 compared to $32.4 million for the third quarter of 2011, representing a year-over-year increase of 15%. Cash, cash equivalents, and investments at the end of the third quarter of 2012 were $208.5 million, an increase of $12.3 million from the end of the second quarter of 2012. During the quarter, SolarWinds used approximately $28 million in cash related to acquisitions.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

“The third quarter marked another strong performance by the entire SolarWinds team. Our results reflect the growing awareness we believe that we are building among IT professionals and the high value our wide range of IT management products provide to customers. Over the past two and a half years, our teams have focused on creating meaningful connections between our products and the IT professionals we serve. We have expanded our product family with products designed to easily and affordably address the problems IT professionals face every day while working to maintain their businesses’ critical systems. We believe that this focus has made us a trusted partner to IT professionals worldwide and contributed to SolarWinds recently being named the Best Small Company in America by Forbes Magazine,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.

“Drilling into results for the third quarter, our US Federal business had a solid growth quarter, supported by the investments we have made in expanding awareness within the Federal government. Our commercial business continued to show strong results across each of the major geographic regions we serve delivering an acceleration in growth as compared to the second quarter. And, despite the ongoing difficult macroeconomic environment, our EMEA business produced the strongest growth overall within our global business, demonstrating the compelling value proposition we believe we provide to our users,” added Thompson.

SolarWinds’ business highlights during the third quarter of 2012 include:

•

SolarWinds continued to expand its relevance with IT professionals through the release of SolarWinds Web Help Desk. The release added one of the industry’s most affordable and easy-to-use Web-based products for solving problems like IT-specific ticketing, change management, and asset management, which adds to the list of IT management issues SolarWinds addresses.

•

SolarWinds also made significant investments in its extensive portfolio of network management products. With the release of SolarWinds Firewall Security Manager (FSM), SolarWinds added an easy-to-use, multi-vendor product for firewall management. In keeping with the SolarWinds tradition, SolarWinds FSM is one of the most affordable firewall analytics and management solutions available. SolarWinds also released SolarWinds VoIP & Network Quality Manager, formerly known as SolarWinds IP SLA, which addresses the increasing need of IT pros for an affordable, easy-to-use tool for VoIP performance monitoring and proactive WAN performance analysis.

•

SolarWinds launched a fully featured, localized Japanese website during the third quarter. The launch of solarwinds.jp is part of SolarWinds’ ongoing strategy to become the top choice of Japanese IT professionals for IT management software. During the quarter, SolarWinds also released the Japanese version of SolarWinds NetFlow Traffic Analyzer, extending the network management functionality available to the company’s Japanese-speaking users.

•

As part of its ongoing efforts to support the IT community through relevant and valuable content, SolarWinds continued its expansion of the thwack® online community for IT professionals. These enhancements included the launch of PatchZone.org, a new resource to gain and share information on the latest Microsoft® and third party updates, as well as valuable content to help IT professionals improve their job performance and knowledge.

“Driven by our solid third quarter results, we are raising our full year outlook for revenue, margins, and earnings per share. Our third quarter results continued to reflect the success of the focused investments we have made in our business to expand our IT management market opportunity, while leveraging SolarWinds’ unique business model. In the process, we generated the highest non-GAAP operating margin in three years, overcame the dilutive impact of two acquisitions, and demonstrated that high growth and profitability can go hand-in-hand,” said Mike Berry, SolarWinds’ Chief Financial Officer.

Financial Outlook

As of October 25, 2012, SolarWinds is providing its financial outlook for its fourth quarter and full year of 2012. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue, and non-GAAP diluted earnings per share, for the fourth quarter of 2012 and for the full year 2012. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Fourth Quarter of 2012

SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2012:

•	Total revenue in the range of $69.3–$70.8 million, or 25% to 27% growth over the fourth quarter of 2011.

•	Non-GAAP operating income representing 50%-51% of revenue.

•	Non-GAAP diluted earnings per share of $0.31–$0.33.

•	Weighted average shares outstanding of approximately 77.0 million.

Financial Outlook for Full Year 2012

SolarWinds’ management is increasing its annual outlook and currently expects to achieve the following results for the full year 2012:

•	Total 2012 revenue in the range of $264.7–$266.2 million, or 33% to 34% year-over-year growth.

•	Non-GAAP operating income for the full year representing approximately 53% of revenue.

•	Non-GAAP diluted earnings per share of $1.31–$1.32.

•	Weighted average shares outstanding of approximately 76.5 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 8:00am CT (9:00am ET/6:00am PT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-339-3482 and internationally at +1-719-325-2271. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “continue,” “expect,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (c) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (d) the inability to increase sales to existing customers and to attract new customers; (e) SolarWinds’ ability to successfully identify, complete, and integrate acquisitions; (f) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-Q that SolarWinds anticipates filing on or before November 9, 2012. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use certain of these non-GAAP measures to assess operational performance, allocate resources, prepare annual budgets, and determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors into the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500 enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.

SolarWinds, the SolarWinds logo, thwack, Web Help Desk, and PatchZone are exclusive trademarks of SolarWinds, are registered with the U.S. patent and trademark office, and may be registered or pending registration in other countries, or may be common law marks or registered or pending registration in the United States or in other countries. All other trademarks or registered trademarks mentioned herein are used for identification purposes only and may be trademarks or registered trademarks of their respective companies.

Copyright © 2012 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$157,060	$122,707
Short-term investments	38,647	29,688
Accounts receivable, net of allowances of $226 and $192 as of September 30, 2012 and December 31, 2011, respectively	39,049	26,965
Income tax receivable	88	110
Deferred taxes	813	668
Prepaid and other current assets	3,991	2,770

Total current assets	239,648	182,908
Property and equipment, net	8,320	7,341
Long-term investments	12,815	—
Deferred taxes	3,182	3,334
Goodwill	143,965	110,746
Intangible assets and other, net	67,126	58,079

Total assets	$475,056	$362,408

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,853	$2,213
Accrued liabilities	12,096	9,442
Accrued earnout	600	3,513
Income taxes payable	2,130	779
Current portion of deferred revenue	93,412	73,774

Total current liabilities	112,091	89,721
Long-term liabilities:
Deferred revenue, net of current portion	4,730	3,373
Non-current deferred taxes	—	289
Other long-term liabilities	6,904	4,078

Total liabilities	123,725	97,461
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 74,431,573 and 73,367,367 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	74	73
Additional paid-in capital	221,857	194,379
Accumulated other comprehensive loss	(2,908)	(2,769)
Accumulated earnings	132,308	73,264

Total stockholders’ equity	351,331	264,947

Total liabilities and stockholders’ equity	$475,056	$362,408

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
License	$34,008	$25,522	$90,919	$66,971
Maintenance and other	37,715	28,426	104,515	75,778

Total revenue	71,723	53,948	195,434	142,749
Cost of license revenue	2,080	1,337	5,820	2,911
Cost of maintenance and other revenue	2,511	2,201	7,314	5,680

Gross profit	67,132	50,410	182,300	134,158
Operating expenses:
Sales and marketing	19,146	14,193	53,289	38,698
Research and development	7,214	5,568	20,814	15,640
General and administrative	9,288	6,996	26,177	19,983
Accrued earnout gain	—	(1,600)	(70)	(1,600)

Total operating expenses	35,648	25,157	100,210	72,721

Operating income	31,484	25,253	82,090	61,437
Other income (expense):
Interest income	112	89	307	214
Other income, net	90	537	41	21

Total other income	202	626	348	235

Income before income taxes	31,686	25,879	82,438	61,672
Income tax expense	9,200	4,991	23,394	15,523

Net income	$22,486	$20,888	$59,044	$46,149

Net income per share:
Basic earnings per share	$0.30	$0.29	$0.80	$0.63

Diluted earnings per share	$0.29	$0.28	$0.78	$0.62

Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	74,344	72,947	74,038	72,677

Shares used in computation of diluted earnings per share	76,303	74,457	75,871	74,269

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP cost of revenue	$4,591	$3,538	$13,134	$8,591
Amortization of intangible assets (1)	(1,766)	(1,188)	(5,151)	(2,641)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(86)	(44)	(249)	(144)

Non-GAAP cost of revenue	$2,739	$2,306	$7,734	$5,806

GAAP gross profit	$67,132	$50,410	$182,300	$134,158
Amortization of intangible assets (1)	1,766	1,188	5,151	2,641
Stock-based compensation expense and related employer-paid payroll taxes (2)	86	44	249	144

Non-GAAP gross profit	$68,984	$51,642	$187,700	$136,943

GAAP sales and marketing expense	$19,146	$14,193	$53,289	$38,698
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,209)	(715)	(3,723)	(2,545)

Non-GAAP sales and marketing expense	$17,937	$13,478	$49,566	$36,153

GAAP research and development expense	$7,214	$5,568	$20,814	$15,640
Stock-based compensation expense and related employer-paid payroll taxes (2)	(784)	(399)	(2,295)	(1,275)

Non-GAAP research and development expense	$6,430	$5,169	$18,519	$14,365

GAAP general and administrative expense	$9,288	$6,996	$26,177	$19,983
Amortization of intangible assets (1)	(1,857)	(877)	(5,515)	(2,031)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,900)	(1,507)	(5,564)	(4,368)
Acquisition related adjustments (3)	(498)	(228)	(901)	(1,142)

Non-GAAP general and administrative expense	$5,033	$4,384	$14,197	$12,442

GAAP accrued earnout gain	$—	$(1,600)	$(70)	$(1,600)
Acquisition related adjustments (3)	—	1,600	70	1,600

Non-GAAP accrued earnout gain	$—	$—	$—	$—

GAAP operating expenses	$35,648	$25,157	$100,210	$72,721
Amortization of intangible assets (1)	(1,857)	(877)	(5,515)	(2,031)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,893)	(2,621)	(11,582)	(8,188)
Acquisition related adjustments (3)	(498)	1,372	(831)	458

Non-GAAP operating expenses	$29,400	$23,031	$82,282	$62,960

GAAP operating income	$31,484	$25,253	$82,090	$61,437
Amortization of intangible assets (1)	3,623	2,065	10,666	4,672
Stock-based compensation expense and related employer-paid payroll taxes (2)	3,979	2,665	11,831	8,332
Acquisition related adjustments (3)	498	(1,372)	831	(458)

Non-GAAP operating income	$39,584	$28,611	$105,418	$73,983

GAAP other income	$202	$626	$348	$235
Acquisition related adjustments (3)	31	97	53	205

Non-GAAP other income	$233	$723	$401	$440

GAAP income tax expense	$9,200	$4,991	$23,394	$15,523
Income tax effect on non-GAAP exclusions (4)	2,240	1,355	6,456	3,525

Non-GAAP income tax expense	$11,440	$6,346	$29,850	$19,048

GAAP net income	$22,486	$20,888	$59,044	$46,149
Amortization of intangible assets (1)	3,623	2,065	10,666	4,672
Stock-based compensation expense and related employer-paid payroll taxes (2)	3,979	2,665	11,831	8,332
Acquisition related adjustments (3)	529	(1,275)	884	(253)
Tax benefits associated with above adjustments (4)	(2,240)	(1,355)	(6,456)	(3,525)

Non-GAAP net income	$28,377	$22,988	$75,969	$55,375

Non-GAAP diluted earnings per share (5)	$0.37	$0.31	$1.00	$0.75

Weighted-average shares used in computing diluted earnings per share	76,303	74,457	75,871	74,269

Percentage of Revenue:

GAAP gross profit	93.6%	93.4%	93.3%	94.0%
Non-GAAP adjustments (1)(2)	2.6	2.3	2.8	2.0

Non-GAAP gross profit	96.2%	95.7%	96.0%	95.9%

GAAP operating margin	43.9%	46.8%	42.0%	43.0%
Non-GAAP adjustments (1)(2)(3)	11.3	6.2	11.9	8.8

Non-GAAP operating margin	55.2%	53.0%	53.9%	51.8%

GAAP net income	31.4%	38.7%	30.2%	32.3%
Non-GAAP adjustments (1)(2)(3)(4)	8.2	3.9	8.7	6.5

Non-GAAP net income	39.6%	42.6%	38.9%	38.8%

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. Because of varying fair value amounts of intangible assets, subjective impairment assumptions and the variety of useful lives, which affect the recognition of amortization expense, we believe that the exclusion of amortization expense allows for more accurate comparisons of our operating results to our peer companies. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)	Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)	Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to integrating the acquired businesses; and (v) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business.

(5)	Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the shares used in the computation of GAAP diluted earnings per share.

SolarWinds, Inc.

Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$34,992	$32,470	$97,427	$74,973
Excess tax benefit from stock-based compensation	3,737	693	8,921	5,132
Purchases of property and equipment	(1,521)	(780)	(3,081)	(1,843)

Free cash flow (1)	$37,208	$32,383	$103,267	$78,262

(1)	Free Cash Flow: We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchases of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$22,486	$20,888	$59,044	$46,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,535	2,765	13,166	6,723
Provision for doubtful accounts	131	18	138	86
Stock-based compensation expense	3,832	2,634	11,368	8,084
Accrued earnout gain	—	(1,600)	(70)	(1,600)
Deferred taxes	570	(257)	(1,085)	36
Excess tax benefit from stock-based compensation	(3,737)	(693)	(8,921)	(5,132)
Other non-cash expenses	244	146	978	359
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(10,294)	(6,108)	(12,344)	(8,262)
Income taxes receivable	(14)	84	22	(25)
Prepaid and other current assets	(618)	641	(1,201)	389
Accounts payable	1,349	(125)	1,616	338
Accrued liabilities	1,932	1,296	2,389	(488)
Income taxes payable	4,843	4,449	13,102	14,249
Deferred revenue	9,733	8,332	19,225	14,067

Net cash provided by operating activities	34,992	32,470	97,427	74,973

Cash flows from investing activities
Purchases of investments	(7,161)	(30,179)	(49,245)	(30,179)
Maturities of investments	7,750	—	26,750	—
Purchases of property and equipment	(1,521)	(780)	(3,081)	(1,843)
Purchases of intangible assets and other	(166)	(262)	(1,068)	(554)
Acquisition of businesses, net of cash acquired	(27,439)	(35,483)	(48,323)	(58,483)
Earnout payments for acquisitions	(951)	—	(4,154)	(3,743)

Net cash used in investing activities	(29,488)	(66,704)	(79,121)	(94,802)

Cash flows from financing activities
Repurchase of common stock	(138)	—	(1,472)	(307)
Exercise of stock options	2,979	1,762	8,662	8,771
Excess tax benefit from stock-based compensation	3,737	693	8,921	5,132

Net cash provided by financing activities	6,578	2,455	16,111	13,596
Effect of exchange rate changes on cash and cash equivalents	970	(1,911)	(64)	53

Net increase (decrease) in cash and cash equivalents	13,052	(33,690)	34,353	(6,180)
Cash and cash equivalents
Beginning of period	144,008	169,513	122,707	142,003

End of period	$157,060	$135,823	$157,060	$135,823

Supplemental disclosure of cash flow information
Cash paid for income taxes	$3,724	$646	$11,122	$1,110

Noncash investing transactions
Accrued earnout	$596	$—	$596	$3,938